Exhibit 10.33

                       THIRD AMENDMENT TO

           NATIONAL PIZZA COMPANY PROFIT SHARING PLAN



Except as noted otherwise, this Amendment is entered into and is effective as of the first day of January, 1993 by as above (the
"Employer") and Boatmen's Trust Company (the "Trustee").

                      WITNESSETH, WHEREAS:

The Employer maintains a profit-sharing plan intended to meet the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), for the benefit of its employees; and

The Employer is empowered to amend the Plan pursuant to Section
11.1 thereof; and

The Employer wishes to amend the Plan to the extent necessary and permitted under Revenue Procedure 93-47 to ensure its compliance with Section 401(a)(31) and any other applicable sections of the Code by adopting an amendment as provided under Revenue Procedure 93-47; and

The Employer also wishes to amend the Plan to the extent necessary and permitted under Revenue Procedure 94-13 to ensure its compliance with Section 401(a)(17) as amended by the Omnibus Budget Reconciliation Act of 1993, Pub. L. No. 103-66 and other applicable sections of the Code by adopting a model amendment as provided under Revenue Procedure 94-13;

NOW THEREFORE, the Employer has determined with the concurrence of the Trustee that the Plan shall be amended, effective as of the date set forth above, as follows:

1.   Effective January 1, 1994, Section 1.9 of the Plan is hereby
amended by     adding the following paragraphs to the definition
of "Earnings":

     In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Earnings of each employee taken into account under the plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Earnings is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

     For plan years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section
     401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

     If Compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for the determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

2. Effective January 1, 1994, Section 1 of the Plan is hereby amended by adding the following definition.

      1.31 OBRA'93. "OBRA '93 means that Omnibus Budget Reconciliation Act of 1993, Pub. L. No. 103-66."

3.       Section 6 of the Plan is hereby amended adding Section
     6.6 to read as follows:

     6.6  Rollovers to Other Plans or IRAs

     This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

     If a distribution is one to which sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax
     Regulations is given, provided that:

     (1) The Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

     (2) the Participant, after receiving the notice, affirmatively elects a distribution.

     Definitions:

     (1) Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

          (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's beneficiary, or for a specified period of ten years or more;
          (b) any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and

          (c) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     (2)  Eligible retirement plan.  An eligible retirement plan is an individual
     retirement account described in section 408(a) of the Code,
     an   individual retirement annuity described in section
     408(b) of the
          Code, an annuity plan described in 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     (3)  Distributee.   A distributee includes an employee or former
     employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations orders as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

     (4)  Direct rollover.  A direct rollover is a payment by the
     plan to the    eligible retirement plan specified by the
     distributee.

     Except as amended hereby, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Plan is amended this_____day of________________,1994.


National Pizza Company

WITNESS AS TO EMPLOYER:
By____________________

______________________________________________

     Print Name





TRUSTEE:

Boatmen's Trust Company



By_________________________________________
                 Print Name